UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2010

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2010, we entered into an amendment of our loan agreement with Bank of America, N.A. and Union Bank of California, N.A. The amendment (i) decreases the interest rate on the loan by 25 basis points to a range from 1.25% to 2.75% over LIBOR, and (ii) decreases the commitment fee on the loan by 5 basis points to a range from 0.25% to 0.45%, with the actual rate within each range to be determined based on our consolidated leverage ratio from time to time. The amendment to the loan agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included with this report:

10.1	Seventh Amendment to Loan Agreement by and among Cascade Corporation, Bank of America, N.A. and Union Bank of California, N.A., as lenders, and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER Joseph G. Pointer Chief Financial Officer

Dated: November 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amendment to Loan Agreement by and among Cascade Corporation, Bank of America, N.A. and Union Bank of California, N.A., as lenders, and Bank of America, N.A., as agent.

4